UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2020
W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland		001-13779	45-4549771
(State of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza,
New York,	New York		10020
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 20, 2020 (the “Closing Date”), W. P. Carey Inc. entered into a fourth amended and restated credit agreement, by and among W. P. Carey, as borrower (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto (as defined in the Fourth Amended and Restated Credit Facility), Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC as Joint Lead Arrangers (the “Fourth Amended and Restated Credit Facility”). The Fourth Amended and Restated Credit Facility amends and restates the credit facility dated as of February 22, 2017, by and among W. P. Carey, certain Guarantors, the Administrative Agent and certain Lenders party thereto.

The Fourth Amended and Restated Credit Facility provides the Borrower with a revolving loan facility (the “Revolving Loan Facility”) with an aggregate principal amount of up to $1.8 billion. Additionally, the Fourth Amended and Restated Credit Facility provides the Borrower with a term loan facility (the “Term Facility”) in an initial principal amount of £150.0 million, the proceeds of which were drawn on the Closing Date, and a delayed draw term loan facility (the “Delayed Draw Term Facility”) in an initial principal amount of up to $105.0 million. The Delayed Draw Term Facility may be drawn in U.S. dollars, euro or pounds sterling in a single draw on or prior to the first anniversary of the Closing Date. All of the Revolving Loan Facility, the Term Facility and the Delayed Draw Term Facility mature on the fifth anniversary of the Closing Date. As of February 20, 2020, the Revolving Loan Facility had ¥2,420.0 million, €144.0 million, and $90.0 million outstanding.

As of the Closing Date, for borrowings made under the Revolving Loan Facility, the Applicable Rate for Eurocurrency Rate loans and letters of credit was 0.85% plus the London Interbank Offered Rate and, for borrowings under the Term Facility, the Applicable Rate for Eurocurrency Rate loans was 0.95% plus the London Interbank Offered Rate. W. P. Carey will pay a 0.20% facility fee on the commitments under the Revolving Loan Facility and a fee of 0.20% on the unused commitments under the Delayed Draw Term Facility prior to the draw or termination of such commitments.

The Fourth Amended and Restated Credit Facility also permits (i) a sublimit for up to $1.0 billion under the Revolving Loan Facility to be borrowed in certain currencies other than U.S. dollars, (ii) a sublimit for swing line loans of up to $75.0 million under the Revolving Loan Facility, and (iii) a sublimit for the issuance of letters of credit under the Revolving Loan Facility in an aggregate amount not to exceed $50.0 million. The aggregate principal amount (of revolving and term loans) available under the Fourth Amended and Restated Credit Facility may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.75 billion, and may be allocated as an increase to the Revolving Loan Facility, the Term Facility, or the Delayed Draw Term Facility, or if the Term Facility has been terminated, an add-on term loan, in each case subject to the conditions to increase provided in the Fourth Amended and Restated Credit Facility.

The Fourth Amended and Restated Credit Facility includes financial maintenance covenants, including a maximum leverage ratio, maximum secured debt ratio, minimum fixed charge coverage ratio and maximum unsecured debt to unencumbered asset value ratio. The Fourth Amended and Restated Credit Facility also contains various affirmative and negative covenants applicable to Borrower and its subsidiaries, subject to materiality and other qualifications, baskets and exceptions as outlined in the Fourth Amended and Restated Credit Facility.

Obligations under the Fourth Amended and Restated Credit Facility may be declared immediately due and payable upon the occurrence of certain events of default as defined in the Fourth Amended and Restated Credit Facility, including failure to pay any principal when due and payable, failure to pay interest within five (5) business days after becoming due, failure to comply with any covenant, representation or condition of any loan document, any change of control, cross-defaults, and certain other events as set forth in the Fourth Amended and Restated Credit Facility, with grace periods in some cases.

The Fourth Amended and Restated Credit Facility will be used for the working capital needs of W. P. Carey and its subsidiaries, for acquisitions and for other general corporate purposes.

On the Closing Date, none of the Borrower’s subsidiaries guaranteed the Borrower’s obligations under the Fourth Amended and Restated Credit Facility. W. P. Carey has the right to designate certain subsidiaries as Designated Borrowers (as defined in the Fourth Amended and Restated Credit Facility), subject to the conditions set forth in the Fourth Amended and Restated Credit Facility.

W. P. Carey has normal banking relationships with the Lenders.

A copy of the Fourth Amended and Restated Credit Facility is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The description of the Fourth Amended and Restated Credit Facility above is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Credit Facility.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020, among W. P. Carey Inc. and Certain of its Subsidiaries identified therein as Guarantors, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers, Bank of America, N.A., as Swing Line Lender, and the Lenders party thereto

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	February 20, 2020	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer